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                                                   Registration No. 333-________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          SCRIPPS FINANCIAL CORPORATION

             (Exact name of registrant as specified in its charter)

         CALIFORNIA                                   33-0855985
  (State or other jurisdiction            (I.R.S. Employer Identification No.)
of incorporation or organization)

                               7817 IVANHOE AVENUE
                           LA JOLLA, CALIFORNIA 92037
               (Address of principal executive offices) (Zip code)

                                  SCRIPPS BANK
                             1992 STOCK OPTION PLAN,
                           1995 STOCK OPTION PLAN, AND
                    1998 OUTSIDE DIRECTORS STOCK OPTION PLAN
                            (Full title of the plan)

                               M. CATHERINE WRIGHT
                             CHIEF FINANCIAL OFFICER
                          Scripps Financial Corporation
                               7817 Ivanhoe Avenue
                           LA JOLLA, CALIFORNIA 92037
                     (Name and address of agent for service)

     Telephone number, including area code, of agent for service: (858) 456-2265

     This registration statement shall become effective in accordance with Rule
462 promulgated under the Securities Act of 1933, as amended.

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                         CALCULATION OF REGISTRATION FEE

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                 Title of                       Amount to be       Proposed      Proposed maximum        Amount of
                securities                     registered (2)       maximum     aggregate offering    registration fee
                   to be                                           offering           price
              registered (1)                                       price per
                                                                   share (3)
-------------------------------------------------------------------------------------------------------------------------

1992 STOCK OPTION PLAN


Common Stock - Outstanding                         54,920            $5.051           $277,401              $77.12
No Par Value

1995 STOCK OPTION PLAN

Common Stock - Outstanding                        233,139           $12.338         $2,876,469             $799.66
No Par Value

Common Stock - Reserved                           260,125            $15.25         $3,966,906           $1,102.80
No Par Value

1998 OUTSIDE DIRECTORS STOCK OPTION PLAN

Common Stock - Outstanding                         30,000           $17.467           $524,010             $145.68
No Par Value

Common Stock - Reserved                            70,000            $15.25         $1,067,500             $296.77
No Par Value

                                            ---------------------                                   ---------------------

TOTALS                                            648,184                                                $2,422.03

(1) The securities to be registered include options and rights to acquire Common Stock.

(2) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3) The offering price is estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to the shares subject to outstanding but unexercised options, the price is computed on the basis of the average exercise price for the options outstanding under the applicable plan. As to the remaining shares under the 1995 Stock Option Plan and the 1998 Outside Directors Stock Option Plan, the price is based upon the average of the high and low prices of the Company's Common Stock on September 22, 1999 as reported on the OTCBB.

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                                     PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Scripps Financial Corporation (the "Company") are incorporated by reference in this Registration Statement:

     (a) The Company's Registration Statement on Form 10 filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment filed for the purpose of updating such registration statement, containing audited financial statements for Scripps Bank (the predecessor to the Company), for its latest fiscal year ended December 31, 1998.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the registrant document referred to in (a) above.

     (c) The description of the Company's Common Stock contained in its Registration Statement on Form 10 filed with the Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.


     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Inapplicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company has adopted provisions in its Articles of Incorporation that limit the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by the California Corporations Code. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. The limitation on monetary liability also does not apply to liabilities arising under the federal securities laws.

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     The Company's Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law. The Company has entered into indemnification agreements with its directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the California Corporations Code. The indemnification agreements may require the Company, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable.

ITEM 8. EXHIBITS

     See Exhibit Index.

ITEM 9. UNDERTAKINGS

              (a)  RULE 415 OFFERING

              The undersigned Company hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
              Statement:

                         (i) To include any prospectus required by Section 10
(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                         (ii) To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                         (iii) To include any material information with respect
to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and

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               the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)  FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
               REFERENCE

          The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Act the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on September 24, 1999.


                                    SCRIPPS FINANCIAL CORPORATION



                                    By: /s/ Ronald J. Carlson
                                        --------------------------------------
                                        Ronald J. Carlson
                                        President and Chief Executive Officer

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                                POWER OF ATTORNEY

     Each of the undersigned officers and directors of Scripps Financial Corporation, hereby constitutes and appoints Ronald J. Carlson and M. Catherine Wright, and either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on September 15, 1999.

SIGNATURE                                     TITLE

/s/  William E. Nelson
-----------------------------------
William E. Nelson                             Chairman of the Board


/s/  Ronald J. Carlson
-----------------------------------
Ronald J. Carlson                             President, Chief Executive Officer
                                              and Director (Principal Executive
                                              Officer)

/s/  M. Catherine Wright
-----------------------------------
M. Catherine Wright                           Chief Financial Officer (Principal
                                              Financial and Accounting Officer)

/s/  Christopher C. Calkins
------------------------------------
Christopher C. Calkins                        Director


/s/  Christopher S. McKellar
------------------------------------
Christopher S. McKellar                       Director


/s/  Alfred B. Salganick, M.D.
------------------------------------
Alfred B. Salganick, M.D.                     Director


/s/  William T. Stephens
------------------------------------
William T. Stephens                           Director
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                                  EXHIBIT INDEX

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

Ex. #      Description
-----      -----------

4.1        Articles of Incorporation of the Company, as amended, is incorporated by reference to Exhibit
           3.1 to the Company's Registration Statement on Form 10 filed with the Securities and Exchange
           Commission on May 14, 1999 (File No. 0-26081)

4.2        Bylaws of the Company are incorporated by reference to Exhibit 3.2 to the Company's
           Registration Statement on Form 10 filed with the Securities and Exchange Commission on May 14,
           1999 (File No. 0-26081)

5          Opinion and Consent of Gray Cary Ware Freidenrich LLP

23.1       Consent of Gray Cary Ware Freidenrich LLP (included in Exhibit 5)

23.2       Consent of PricewaterhouseCoopers LLP

24         Power of Attorney (Included in signature pages to this registration statement)
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